Exhibit 10.3

FORM OF STOCK ESCROW AGREEMENT

STOCK ESCROW AGREEMENT, dated as of ______, 2017 (the “Agreement”) by and among Big Rock Partners Acquisition Corp., a Delaware corporation (the “Company”), Big Rock Partners Sponsor LLC, a Delaware limited liability company (the “Sponsor”), and Continental Stock Transfer & Trust Company (the “Escrow Agent”).

WHEREAS, the Company has entered into an Underwriting Agreement, dated ______, 2017 (the “Underwriting Agreement”), with EarlyBirdCapital, Inc. (the “Representative”), acting as representative of the several underwriters (collectively, the “Underwriters”), pursuant to which, among other matters, the Underwriters have agreed to purchase in a public offering (the “IPO”) 5,000,000 units (plus up to 750,000 units to cover over-allotments, if any) (the “Units”) of the Company’s securities, each Unit consisting of one share of the Company’s common stock, par value $0.001 per share (the “Common Stock”), one right to receive one-tenth (1/10) of one share of Common Stock upon the consummation of an initial business combination, and one-half of one warrant (a “Warrant”), each whole Warrant entitling the holder to purchase one share of Common Stock, all as more fully described in the Company’s Prospectus dated ______, 2017 (“Prospectus”), comprising part of the Company’s Registration Statement on Form S-1 (File No. 333-220947) under the Securities Act of 1933, as amended (the “Registration Statement”), declared effective on ______, 2017 (the “Effective Date”);

WHEREAS, the Sponsor has agreed, as a condition to the Underwriters’ obligation to purchase the Units pursuant to the Underwriting Agreement and to offer them to the public, to deposit all of the number of shares of Common Stock as set forth opposite Sponsor’s name on Exhibit A attached hereto, in the aggregate 1,437,500 shares, which includes all shares of Common Stock outstanding prior to the date of the closing of the IPO (the “Closing Date”), up to 187,500 shares of which will be forfeited if the Underwriters’ over-allotment option is not exercised in full (the “Founder Shares” or “Escrow Shares”), in escrow with the Escrow Agent as hereinafter provided; and

WHEREAS, the Company and the Sponsor desire that the Escrow Agent accept the Escrow Shares, in escrow, to be held and disbursed as hereinafter provided.

IT IS AGREED:

1. Appointment of Escrow Agent. The Company and the Sponsor hereby appoint the Escrow Agent to act in accordance with and subject to the terms of this Agreement, and the Escrow Agent hereby accepts such appointment and agrees to act in accordance with and subject to such terms.

2. Deposit of Escrow Shares. On or before the Closing Date, the Sponsor shall deliver to the Escrow Agent certificates representing their respective Escrow Shares, in proper transfer order with Medallion guaranteed stock powers, to be held and disbursed subject to the terms and conditions of this Agreement. The Sponsor acknowledges and agrees that the certificates representing the Escrow Shares will bear a legend to reflect the deposit of such Escrow Shares under this Agreement.

3. Disbursement of the Escrow Shares. The Escrow Agent shall hold the Escrow Shares until the termination of the Escrow Period (as defined below). In the case of the Escrow Shares, the “Escrow Period” shall be the period beginning on the date the certificates representing the Escrow Shares are deposited with the Escrow Agent and ending on the earliest of (x) the first anniversary of the completion of the Company’s initial business combination (as such term is defined in the Registration Statement), (y) such time subsequent to the Company’s initial business combination as the last sales price of the Company’s Common Stock equals or exceeds $12.50 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period, and (z) the date on which the Company completes a liquidation, merger, stock exchange or other similar transaction after the Company’s initial business combination that results in all of the Company’s stockholders having the right to exchange their shares of Common Stock for cash, securities or other property.

On the termination date of the Escrow Period, the Escrow Agent shall, upon written instructions from the Company, disburse the Escrow Shares to the Sponsor; provided, however, that if the Escrow Agent is notified by the Company, with written notice to the Sponsor, pursuant to Section 6.6 hereof that up to an aggregate of 187,500 of the Escrow Shares have been forfeited because the Underwriters did not exercise their over-allotment option in full then the Escrow Agent shall promptly destroy the certificates representing such Escrow Shares (or portion thereof, as applicable). In addition, notwithstanding anything to the contrary contained herein, the Escrow Agent shall disburse the Escrow Shares to the Sponsor upon being notified by the Company that the trust account into which substantially all of the proceeds of the IPO has been deposited as described in the Prospectus (the “Trust Account”) is being liquidated because the Company has been unable to consummate its initial business combination within the required time frame. The Escrow Agent shall have no further duties hereunder after the disbursement or destruction of the Escrow Shares in accordance with this Section 3.

4. Rights of Sponsor in Escrow Shares.

4.1 Voting Rights as a Stockholder. Subject to the terms of the Insider Letter described in Section 4.4 hereof and except as herein provided, the Sponsor shall retain all of its rights as a stockholder of the Company during the Escrow Period, including, without limitation, the right to vote the Escrow Shares.

4.2 Dividends and Other Distributions in Respect of the Escrow Shares. During the Escrow Period, all dividends payable in cash with respect to the Escrow Shares shall be paid to the Sponsor, but all dividends payable in stock or other non-cash property with respect to all of the Escrow Shares (“Non-Cash Dividends”) shall be delivered to the Escrow Agent to hold in accordance with the terms hereof. As used herein, the term “Escrow Shares” shall be deemed to include the Non-Cash Dividends distributed thereon, if any.

4.3 Restrictions on Transfer. During the applicable Escrow Period, no sale, transfer or other disposition may be made of any or all of the Escrow Shares except (i) to the Sponsor's or the Company’s officers, directors, employees, consultants or their affiliates, (ii) to a Sponsor’s officers, directors, employees or members; (iii) to relatives and trusts of the Sponsor for estate planning purposes; (iv) pursuant to a qualified domestic relations order; (v) by private sales made at or prior to the consummation of a business combination at prices no greater than the price at which the shares were originally purchased; or (vi) to the Company for no value for cancellation in connection with the consummation of a business combination; provided, however, that in the case of clauses (i) through (vi), except with the Company’s prior written consent, these permitted transferees must enter into a written agreement agreeing to be bound by these transfer restrictions. Even if transferred in accordance with this Section 4.3, the Escrow Shares will remain subject to this Agreement and may be released from escrow only in accordance with Section 3 hereof. During the applicable Escrow Period, the Sponsor shall not pledge or grant a security interest in the Escrow Shares or grant a security interest in its rights under this Agreement. The Escrow Shares shall bear the legend provided on Exhibit B attached hereto.

4.4 Insider Letter. Sponsor has executed a letter agreement with the Representative and the Company, dated as of the Effective Date, and which is filed as an exhibit to the Registration Statement (the “Insider Letter”), which contains certain rights and obligations of the Sponsor with respect to the Company, including, but not limited to, certain voting obligations in respect of the Escrow Shares.

5. Concerning the Escrow Agent.

5.1 Good Faith Reliance. The Escrow Agent shall not be liable for any action taken or omitted by it in good faith and in the exercise of its own best judgment, and may rely conclusively and shall be protected in acting upon any order, notice, demand, certificate, opinion or advice of counsel (including counsel chosen by the Escrow Agent, which counsel may be company counsel), statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained) which is believed by the Escrow Agent to be genuine and to be signed or presented by the proper person or persons. The Escrow Agent shall not be bound by any notice or demand, or any waiver, modification, termination or rescission of this Agreement unless evidenced by a writing delivered to the Escrow Agent signed by the proper party or parties and, if the duties or rights of the Escrow Agent are affected, unless it shall have given its prior written consent thereto.

5.2 Indemnification. The Escrow Agent shall be indemnified and held harmless by the Company from and against any expenses, including reasonable counsel fees and disbursements, or loss suffered by the Escrow Agent in connection with any action taken by it hereunder, action, suit or other proceeding involving any claim which in any way, directly or indirectly, arises out of or relates to this Agreement, the services of the Escrow Agent hereunder, or the Escrow Shares held by it hereunder, other than expenses or losses arising from the gross negligence, willful misconduct or bad faith of the Escrow Agent. Promptly after the receipt by the Escrow Agent of notice of any demand or claim or the commencement of any action, suit or proceeding, the Escrow Agent shall notify the other parties hereto in writing. In the event of the receipt of such notice, the Escrow Agent, in its sole discretion, may commence an action in the nature of interpleader in an appropriate court to determine ownership or disposition of the Escrow Shares or it may deposit the Escrow Shares with the clerk of any appropriate court or it may retain the Escrow Shares pending receipt of a final, non-appealable order of a court having jurisdiction over all of the parties hereto directing to whom and under what circumstances the Escrow Shares are to be disbursed and delivered. The provisions of this Section 5.2 shall survive in the event the Escrow Agent resigns or is discharged pursuant to Sections 5.5 or 5.6 below.

5.3 Compensation. The Escrow Agent shall be entitled to reasonable compensation from the Company for all services rendered by it hereunder, as set forth on Exhibit C hereto. The Escrow Agent shall also be entitled to reimbursement from the Company for all reasonable expenses paid or incurred by it in the administration of its duties hereunder including, but not limited to, all counsel, advisors’ and agents’ fees and disbursements and all taxes or other governmental charges.

5.4 Further Assurances. From time to time on and after the date hereof, the Company and the Sponsor shall deliver or cause to be delivered to the Escrow Agent such further documents and instruments and shall do or cause to be done such further acts as the Escrow Agent shall reasonably request to carry out more effectively the provisions and purposes of this Agreement, to evidence compliance herewith or to assure itself that it is protected in acting hereunder.

5.5 Resignation. The Escrow Agent may resign at any time and be discharged from its duties as escrow agent hereunder by its giving the other parties hereto written notice and such resignation shall become effective as hereinafter provided. Such resignation shall become effective at such time that the Escrow Agent shall turn over to a successor escrow agent appointed by the Company and approved by the Representative, which approval will not be unreasonably withheld, conditioned or delayed, the Escrow Shares held hereunder. If no new escrow agent is so appointed within the 60 day period following the giving of such notice of resignation, the Escrow Agent may deposit the Escrow Shares with any court it reasonably deems appropriate in the State of New York.

5.6 Discharge of Escrow Agent. The Escrow Agent shall resign and be discharged from its duties as escrow agent hereunder if so requested in writing at any time by all of the other parties hereto, jointly, provided, however, that such resignation shall become effective only upon acceptance of appointment by a successor escrow agent as provided in Section 5.5.

5.7 Liability. Notwithstanding anything herein to the contrary, the Escrow Agent shall not be relieved from liability hereunder for its own gross negligence, fraud or willful misconduct.

6. Miscellaneous.

6.1 Governing Law. This Agreement shall for all purposes be deemed to be made under and shall be construed in accordance with the laws of the State of New York without reference to its principles of conflicts of law which would require the application of the laws of another jurisdiction. Each of the parties hereby agrees that any action, proceeding or claim against it arising out of or relating in any way to this Agreement shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and irrevocably submits to such personal jurisdiction, which jurisdiction shall be exclusive. Each of the parties hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.

6.2 Entire Agreement. This Agreement and the Insider Letters contain the entire agreement of the parties hereto with respect to the subject matter hereof and, except as expressly provided herein, may not be changed or modified except by an instrument in writing signed by the party to be charged. In connection with any proposed amendment, the Escrow Agent may request an opinion of the Company’s counsel as to the validity of the proposed amendment as a condition to its execution of said amendment.

6.3 Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation thereof.

6.4 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the respective parties hereto and their legal representative, successors and assigns.

6.5 Notices. Any notice or other communication required or which may be given hereunder shall be in writing and either be delivered personally or by private national courier service, or be mailed, certified or registered mail, return receipt requested, postage prepaid, and shall be deemed given when so delivered personally or by private national courier service, or, if mailed, four business days after the date of mailing, in the case of the Sponsor to the address listed on Exhibit A attached hereto, and to the other parties, as follows:

if to the Escrow Agent, to:

Continental Stock Transfer & Trust Company
One State Street Plaza, 30th Floor
New York, New York 10004
Attn: Steven G. Nelson or Sharmin Carter
Fax No.: (212) 509-5150

if to the Company, to:

Big Rock Partners Acquisition Corp.
2645 N. Federal Highway
Suite 230
Delray Beach, FL 33483
Attn: Richard Ackerman

and a copy, which shall not constitute notice, to:

Akerman LLP
Three Brickell City Centre
98 Southeast 7th Street,
Suite 1100
Miami, FL 33131
Attn: Michael Francis, Esq.
Fax No.: (305) 374-5095

if to the Sponsor, to the address set forth in Exhibit A hereto.

A copy of any notice sent hereunder shall be sent to:

EarlyBirdCapital, Inc.
One Huntington Quadrangle, Suite 4C18
Melville, New York 11747
Attn: Eileen Moore
Fax No.: []

with a copy, to:

Graubard Miller
The Chrysler Building
405 Lexington Avenue, 11th Floor
New York, New York 10174
Attn: David Alan Miller, Esq.
Fax No.: (212) 818-8881

The parties may change the persons and addresses to which the notices or other communications are to be sent by giving written notice to any such change in the manner provided herein for giving notice.

6.6 Liquidation of Company; Forfeiture. The Company shall give the Escrow Agent prompt written notification of (i) the liquidation of the Trust Account or (ii) forfeiture of up to an aggregate of 187,500 Escrow Shares held by the Sponsor to the extent the Underwriters’ over-allotment option is not exercised in full, as further described in the Registration Statement.

6.7 Trust Account Waiver. Notwithstanding anything herein to the contrary, the Escrow Agent hereby waives any and all right, title, interest, demand, damages, action, causes of action or claim of any kind whatsoever, known or unknown, foreseen or unforeseen, in law or equity (a “Claim”) that it has or may have against the Company or in or to any distribution of the Trust Account, and hereby agrees not to seek recourse, reimbursement, payment or satisfaction for any Claim against the Trust Account for any reason whatsoever.

6.8 Third-Party Beneficiaries. Sponsor hereby acknowledges that the Underwriters, including, without limitation, the Representative, are third-party beneficiaries of this Agreement and this Agreement cannot be modified or changed without the prior written consent of the Representative.

6.9 Counterparts. This Agreement may be executed in several counterparts each one of which shall constitute an original and may be delivered by facsimile transmission and together shall constitute one instrument.

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IN WITNESS WHEREOF, the Company has caused the execution of this Agreement as of the date first above written.

BIG ROCK PARTNERS ACQUISITION CORP.

By:
Name
Title

CONTINENTAL STOCK TRANSFER & TRUST COMPANY

By:
Name
Title

BIG ROCK PARTNER SPONSOR, LLC

By:
Name
Title

[Signature Page to Securities Escrow Agreement]

EXHIBIT A

Name	Founder Shares

Big Rock Partners Sponsor, LLC.2645 N. Federal HighwaySuite 230Delray Beach, FL 33483Attn: Richard Ackerman	1,437,500 (up to 187,500 of which will be forfeited if the Underwriters’ over-allotment option is not exercised in full)

Exhibit A-1

EXHIBIT B

LEGEND

The following legend shall be included on the certificates representing the Founder Shares:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR SUCH LAWS OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND SUCH LAWS WHICH, IN THE OPINION OF COUNSEL, IS AVAILABLE.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS OF A STOCK ESCROW AGREEMENT AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED DURING THE TERM OF THE ESCROW AGREEMENT.”

Exhibit B-1

EXHIBIT C

ESCROW AGENT FEES

$200 escrow agent fee per month to be billed on the Closing Date.

Exhibit C-1